UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    March 3, 2008 (February 29, 2008)

M & F WORLDWIDE CORP.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-13780	02-0423416
(Commission File Number)	(I.R.S. Employer Identification No.)

35 East 62nd Street, New York, New York	10065
(Address of principal executive offices)	(Zip Code)

(212) 572-8600
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

This Amendment No. 1 amends the Current Report on Form 8-K of M & F Worldwide Corp. (the “Company”) filed with the United States Securities and Exchange Commission on February 29, 2008.

On February 29, 2008, the Company reported its results for the fourth quarter and year ended December 31, 2007 in a press release. Although the press release issued by the Company was correct, due to technical difficulties, the copy of the press release that was furnished in the Company’s Current Report on Form 8-K filed on February 29, 2008 as Exhibit 99.1 contained two typographical errors. The two errors were contained in the table on page 8 of Exhibit 99.1. The net revenues for the Harland Clarke segment for the (unaudited) three months ended December 31, 2006 should be $149.5 million, not $49.5 million. The total net revenues for the year ended December 31, 2007 should be $1,472.8 million, not $1,172.8 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M & F WORLDWIDE CORP.
By:	/s/ Edward Taibi
Name: Edward Taibi Title: Senior Vice President

Date:  March 3, 2008